Exhibit 99.1

WUHAN GENERAL GROUP (CHINA), INC. ANNOUNCES
FINANCIAL RESULTS
for the quarter ended June 30, 2007
(Stated in US Dollars)

* Quarterly sales of $17.54 million, up 323.26% from Second Quarter 2006
* Quarterly operating income of $4.38 million, up 316.93% from Second Quarter 2006

Wuhan, Hubei, Peoples Republic of China, August 21, 2007 - Wuhan General Group (China), Inc. (OTC Bulletin Board: WUHN.OB) announced today financial results for the second quarter ended June 30, 2007. Sales totaled $17.54 million for the second quarter ended June 30, 2007, as compared to sales of $4.14 million for the second quarter of 2006. Operating income for the second quarter of 2007 was $4.38 million, compared with operating income of $1.05 million in the second quarter of 2006.

Sales for the six months ended June 30, 2007 were $29.82 million, as compared to sales of $6.45 million for the six months ended June 30, 2006. The increase was mainly attributable to increased sales to Mitsubishi Heavy Industries, Ltd., increased demand for anti-pollution equipment in China and increased demand for blowers in mining operations.

Operating income for the six months ended June 30, 2007, increased to $6.41 million, as compared to $1.59 million for the six months ended June 30, 2006. As a percentage of sales, operating income was 21.50% for the six months ended June 30, 2007, compared to 24.60% for the six months ended June 30, 2006. This decrease was due primarily to the introduction of turbine products, which had lower gross margins than the Company’s blower products.

“We are pleased with our second quarter financial results and believe that they are consistent with our expectation of continued sales growth in 2007,” said, Xu Jie, President and CEO of the Company.

Further details regarding the Company’s second quarter 2007 financial performance will be discussed during management’s conference call on Thursday, August 23, 2007, at 10:00 AM (EDT). The media and public are invited to listen to the live conference call. The dial-in number is 1-800-762-6568 for participants in the U.S. and 1-480-248-5088 for participants outside the U.S. To access the call, listeners should reference 884462 as the reservation number. A replay of the conference call will also be available until Thursday, August 30, 2007 by dialing 1-800-475-6701 in the U.S. and 1-320-365-3844 outside the U.S. All replay listeners should use reservation number 884462.

ABOUT WUHAN GENERAL GROUP (CHINA), INC.
Wuhan General Group (China), Inc. is a holding company whose primary business operations are conducted through its operating subsidiaries Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating Equipment”). Wuhan Blower is a China-based manufacturer of environmentally-friendly industrial blowers that are components of steam driven electrical and co-generation power plants. Wuhan Generating Equipment is a China-based manufacturer of environmentally-friendly industrial steam and water turbines, also principally for use in electrical power generation plants.

FORWARD - LOOKING STATEMENTS
Our expectations with regard to sales growth is a “forward-looking statement,” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to vulnerability of our business to general economic downturn, operating in the People’s Republic of China (PRC) generally and the potential for changes in the laws of the PRC that affect our operations, our failure to meet or timely meet contractual performance standards and schedules and other factors that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: Dennis S. Dobson
(203)-255-7902